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Exhibit 99.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

        I, Terrence J. Keating, the President and Chief Executive Officer of Accuride Corporation, certify that (i) the Quarterly Report on Form 10-Q for the period ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report on Form 10-Q for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ TERRENCE J. KEATING Terrence J. Keating President and Chief Executive Officer	Dated: November 12, 2002

        I, John R. Murphy, Executive Vice President—Finance and Chief Financial Officer of Accuride Corporation, certify that (i) the Quarterly Report on Form 10-Q for the period ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report on Form 10-Q for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ JOHN R. MURPHY John R. Murphy Executive Vice President—Finance and Chief Financial Officer Principal Accounting Officer	Dated: November 12, 2002

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  Exhibit 99.1